Exhibit 99.4

Dear Valued Depositor: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to the plan of conversion, Pioneer Federal Savings and Loan Association (“Pioneer Federal”) will convert from the mutual (meaning no stockholders) form of organization to the stock form of organization as a new entity to be known as “Pioneer State Bank”. To accomplish the conversion, PSB Financial, Inc. (“PSB Financial”), a newly formed Maryland corporation that will become the holding company of Pioneer State Bank, is conducting an offering of its shares of common stock. Enclosed you will fi nd a Prospectus, a Stock Order Form, Proxy Materials and a Questions and Answers Brochure describing the stock offering and conversion. THE PROXY VOTE: Your vote is extremely important for us to complete the stock offering and conversion. Although we have received conditional regulatory approval to implement a conversion and plan of conversion, we must also receive the approval of the eligible depositors of Pioneer Federal. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” A CONVERSION AND PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Pioneer Federal. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the instructions on the Proxy Card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” A CONVERSION AND PLAN OF CONVERSION. Please note: • The proceeds resulting from the sale of stock by PSB Financial will support our business strategy, as described in the Prospectus. • There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Pioneer Federal. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same Board of Directors, management and staff. • Voting does not obligate you to purchase shares of common stock in the stock offering. THE STOCK OFFERING: As an eligible depositor of Pioneer Federal, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in the Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers in the stock offering. The enclosed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the Stock Information Center address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Pioneer Federal’s offi ce, located at 32 N. Washington St., Dillon, Montana. Original Stock Order Forms and full payment must be received (not postmarked) before 12:00 noon, Mountain time, on April 21, 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as a PSB Financial, Inc. stockholder. Thank you for your continued support as a Pioneer Federal depositor. Sincerely, Phillip K. Willet President and Chief Executive Offi cer PSB-M QUESTIONS? Call our Stock Information Center at 1-877-821-5775 from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.

Dear Friend: I am pleased to tell you about an investment opportunity. Pursuant to the plan of conversion, Pioneer Federal Savings and Loan Association (“Pioneer Federal”) will convert from the mutual (meaning no stockholders) form of organization to the stock form of organization as a new entity to be known as “Pioneer State Bank”. To accomplish the conversion, PSB Financial, Inc. (“PSB Financial”), a newly formed Maryland corporation that will become the holding company of Pioneer State Bank, is conducting an offering of its shares of common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. Our records indicate that you were a depositor of Pioneer Federal as of the close of business on June 30, 2024 or December 31, 2025. Although your account(s) was/were closed after one or both dates, you still have non-transferable rights, but no obligation, to subscribe for shares of common stock in the Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the Stock Information Center address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Pioneer Federal’s offi ce, located at 32 N. Washington St., Dillon, Montana. Original Stock Order Forms and full payment must be received (not postmarked) before 12:00 noon, Mountain time, on April 21, 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a PSB Financial, Inc. stockholder. Sincerely, Phillip K. Willet President and Chief Executive Offi cer PSB-F QUESTIONS? Call our Stock Information Center at 1-877-821-5775 from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.

PSB-C Dear Potential Investor: I am pleased to tell you about an investment opportunity. Pursuant to the plan of conversion, Pioneer Federal Savings and Loan Association (“Pioneer Federal”) will convert from the mutual (meaning no stockholders) form of organization to the stock form of organization as a new entity to be known as “Pioneer State Bank”. To accomplish the conversion, PSB Financial, Inc. (“PSB Financial”), a newly formed Maryland corporation that will become the holding company of Pioneer State Bank, is conducting an offering of its shares of common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the Stock Information Center address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Pioneer Federal’s offi ce, located at 32 N. Washington St., Dillon, Montana. Original Stock Order Forms and full payment must be received (not postmarked) before 12:00 noon, Mountain time, on April 21, 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a PSB Financial, Inc. stockholder. Sincerely, Phillip K. Willet President and Chief Executive Offi cer QUESTIONS? Call our Stock Information Center at 1-877-821-5775 from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.

PSB-BD Dear Prospective Investor: Keefe, Bruyette & Woods, A Stifel Company, has been retained by PSB Financial, Inc., as marketing agent in connection with the stock offering by PSB Financial, Inc. At the request of PBS Financial, Inc., we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of PSB Financial, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We make no recommendation or solicitation for any action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent. Keefe, Bruyette & Woods is a member of FINRA and SIPC.

S FOLD AND DETACH THE PROXY CARD HERE S PSB-PC YOUR PROMPT VOTE IS IMPORTANT! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” A CONVERSION AND PLAN OF CONVERSION Internet and telephone voting are quick and simple ways to vote, available through 11:59 p.m., Mountain time, on April 27, 2026 VOTE BY INTERNET (available 24 hours a day) OR VOTE BY TELEPHONE (available 24 hours a day) OR VOTE BY MAIL myproxyvotecounts.com Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. (844) 258-8899 Use any touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. 5 Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided. If you vote by Internet or telephone, you do NOT need to return your Proxy Card by mail. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES. Signature: ____________________________________________________________ Date: ___________________, 2026 NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, etc., please add your full title to your signature. Corporation or partnership Proxy Cards should be signed by an authorized officer. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Members (the “Special Meeting”), including proposals to adjourn the Special Meeting to permit further solicitation of proxies if Pioneer Federal has not received sufficient votes to approve a conversion and plan of conversion. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” a conversion and plan of conversion, only if signed and dated. The undersigned acknowledges receipt from Pioneer Federal Savings and Loan Association, before the execution of this proxy, of both Notice of Special Meeting of Members and the Proxy Statement for the Special Meeting. ✔ The approval of a conversion and plan of conversion (the “Plan of Conversion”), including the transactions contemplated thereby, pursuant to which (i) Pioneer Federal will convert from a mutual savings association to a stock bank by way of a merger (the “Merger”) with and into Pioneer State Bank, a newly chartered Montana state-chartered stock bank and the surviving entity in the Merger (the approval of the Plan of Conversion shall constitute approval of the Merger), (ii) Pioneer State Bank, as surviving entity, will become the wholly-owned subsidiary of a new stock holding company to be known as PSB Financial, Inc. (“PSB Financial”); and (iii) PSB Financial will offer for sale shares of its common stock in a stock offering, as described in more detail in the accompanying proxy statement. A vote in favor of the Plan of Conversion will constitute a vote in favor of the transactions contemplated thereby, including the Merger. Please vote by marking one of the boxes as shown. CONTROL NUMBER REVOCABLE PROXY FOR AGAINST The undersigned appoints Phillip K. Willett and/or Spencer S. Hegstad as proxies (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated by the member below at the Special Meeting of Members to be held on April 28, 2026, or any adjournment thereof.

S FOLD AND DETACH THE PROXY CARD HERE S PSB-PC YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” A CONVERSION AND PLAN OF CONVERSION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” A CONVERSION AND PLAN OF CONVERSION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF PSB FINANCIAL, INC. COMMON STOCK IN THE STOCK OFFERING. REVOCABLE PROXY PIONEER FEDERAL SAVINGS AND LOAN ASSOCIATION SPECIAL MEETING OF MEMBERS TO BE HELD ON APRIL 28, 2026 THIS PROXY IS SOLICITED BY MANAGEMENT ON BEHALF OF THE BOARD OF DIRECTORS OF PIONEER FEDERAL SAVINGS AND LOAN ASSOCIATION FOR USE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD ON APRIL 28, 2026, AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” A CONVERSION AND PLAN OF CONVERSION. The above-signed being a member of Pioneer Federal Savings and Loan Association hereby authorizes Phillip K. Willett and/or Spencer S. Hegstad, each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Members (the “Special Meeting”) to be held on April 28, 2026, at 2:00 p.m., Mountain time, at 202 N. Main Street, Deer Lodge, Montana, and at any adjournment or postponement of the Special Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth on the reverse side. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Pioneer Federal Savings and Loan Association either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. (CONTINUED ON REVERSE SIDE)

PSB-QA Questions and Answers About The Stock Offering and Conversion

This brochure answers questions about the Stock Offering and Conversion. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section. GENERAL — THE STOCK OFFERING AND CONVERSION Our Board of Directors has unanimously determined that the stock offering and conversion is in the best interests of our organization, our customers and the communities we serve. Q. What is the stock offering and conversion? A. Pursuant to a plan of conversion, Pioneer Federal Savings and Loan Association (“Pioneer Federal”) will convert from the mutual (meaning no stockholders) form of organization to the stock form of organization as a new entity to be known as “Pioneer State Bank”. To accomplish the conversion, PSB Financial, Inc. (“PSB Financial”), a newly formed Maryland corporation that will become the holding company of Pioneer State Bank, is conducting an offering of its shares of common stock. Upon completion of the stock offering and conversion, 100% of the common stock of PSB Financial, Inc. will be owned by stockholders, and PSB Financial, Inc. will own Pioneer State Bank. Q. What are the reasons for the stock offering and conversion? A. Our primary reasons for converting to stock form and raising additional capital through the stock offering are: • to increase capital to support future growth and profitability; • to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; and • to offer our customers and employees an opportunity to purchase an equity interest in Pioneer State Bank by purchasing shares of common stock of PSB Financial. Q. Is Pioneer Federal considered “well-capitalized” for regulatory purposes? A. Yes. As of December 31, 2025, Pioneer Federal was considered “well-capitalized” for regulatory purposes. Q. Will customers notice any change in Pioneer Federal’s day-to-day activities as a result of the stock offering and conversion? A. After the conversion, Pioneer Federal will become Pioneer State Bank. Otherwise, it will be business as usual. The conversion is a legal reorganization that will alter our corporate form of organization, but not our business relationships. Pioneer State Bank will succeed to all of the rights, obligations, duties and liabilities of Pioneer Federal, and all banking operations previously conducted by Pioneer Federal will be conducted through Pioneer State Bank. Pioneer Federal’s current Board of Directors, management and employees will continue to serve our customers from the same offices as the Board, management and employees of Pioneer State Bank. Q. Will the stock offering and conversion affect customers’ deposit accounts or loans? A. No. The account number, amount, interest rate and withdrawal rights of deposit accounts and the terms and interest rate of loans will remain unchanged at Pioneer State Bank after the conversion. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limit, without interruption. Deposit accounts will not be converted to stock. THE PROXY VOTE Although we have received conditional regulatory approval, a conversion and plan of conversion is also subject to approval by Pioneer Federal’s members (i.e. depositors of Pioneer Federal). Q. Why should I vote “FOR” a conversion and plan of conversion? A. Your vote “FOR” a conversion and plan of conversion is extremely important to us. Each eligible Pioneer Federal member as of March 5, 2026 should have received a Proxy Card. These packages also included a Proxy Statement describing a conversion and plan of conversion which can not be implemented without member approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our Board of Directors believes that converting to a fully public ownership structure will best support our future growth. Voting does not obligate you to purchase shares of common stock in the stock offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ a conversion and plan of conversion. Without sufficient favorable votes, we cannot complete the stock offering and conversion. Q. How do I vote? A. You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope provided. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” a conversion and plan of conversion. Q. How many votes are available to me? A. Depositors of Pioneer Federal at the close of business on March 5, 2026 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit account at Pioneer Federal at the close of business on March 5, 2026, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered for sale and at what price? A. PSB Financial, Inc. is offering for sale between 1,105,000 and 1,495,000 shares of common stock (subject to increase to 1,719,250 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. Who is eligible to purchase stock in the stock offering? A. Pursuant to the plan of conversion, non-transferable rights to subscribe for shares of PSB Financial, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Members of Pioneer Federal with at least $50 on deposit as of the close of business on June 30, 2024; Priority #2 — Our employee stock ownership plan; Priority #3 — Members of Pioneer Federal with at least $50 on deposit as of the close of business on December 31, 2025; and Priority #4 — Other members of Pioneer Federal, who do not qualify in a higher priority, as of the close of business on March 5, 2026. Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Beaverhead and Powell Counties in Montana. Shares not sold in the Subscription Offering or in any Community Offering may be offered for sale to the general public through a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe for shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering. Q. How may I order shares in the Subscription and Community Offerings? A. Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the Stock Information Center address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Pioneer Federal’s office, located at 32 N. Washington St., Dillon, Montana. Hand-delivered Stock Order Forms will only be accepted at this location. Stock Order Forms may not be delivered to our other office. Please do not mail Stock Order Forms to any of Pioneer Federal’s offices. Q. What is the deadline for ordering shares? A. To purchase shares in the Subscription Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 12:00 noon, Mountain time, on April 21, 2026. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in three ways: (1) By personal check, bank check or money order, from the purchaser, made payable directly to PSB Financial, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Pioneer Federal line of credit checks may not be remitted for payment. (2) By authorized deposit account withdrawal of funds from your Pioneer Federal deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Pioneer Federal may not be listed for direct withdrawal. See information on retirement accounts below. (3) By cash. Cash will only be accepted at Pioneer Federal’s office, located at 32 N. Washington St., Dillon, Montana and will be converted to a bank check. Please do not mail cash! Q. Will I earn interest on my funds? A. Yes. If you pay by cash, personal check, bank check or money order, you will earn interest at 0.77% per annum, from the date your order is processed until the completion of the stock offering and conversion. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Pioneer Federal deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s)

when the designated withdrawal is made, upon completion of the stock offering and conversion. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals acting through a single qualifying account held jointly is 30,000 shares ($300,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 60,000 shares ($600,000) or 5% of common stock in all categories of the stock offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The stock offering and conversion — Limitations on Common Stock Purchases”. Q. May I use my Pioneer Federal individual retirement account (“IRA”) to purchase shares? A. It’s possible to use funds currently held in retirement accounts with Pioneer Federal. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Pioneer Federal or elsewhere, please call our Stock Information Center promptly for guidance but in no event later than two weeks before the April 21, 2026 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I get a loan from Pioneer Federal to pay for shares? A. No. Pioneer Federal, by regulation, may not extend a loan for the purchase of PSB Financial, Inc. common stock in the offering. Similarly, you may not use existing Pioneer Federal line of credit checks to purchase stock in the offering. Q. May I change my mind and cancel my order after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the stock offering is terminated or is extended beyond May 9, 2026 or the number of shares of common stock to be sold is increased to more than 1,719,250 shares or decreased to less than 1,105,000 shares. Q. Are directors and executive officers of Pioneer Federal planning to purchase stock? A. Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 104,200 shares ($1,042,000) or approximately 9.4% of the shares to be outstanding based on the sale of stock at the minimum of the offering range. Q. Will the common stock be insured? A. No. Like any common stock, PSB Financial, Inc.’s common stock will not be insured by the Federal Deposit Insurance Corporation or any other governmental agent. Q. Will dividends be paid on the stock? A. Following completion of the stock offering and conversion, PSB Financial, Inc.’s Board of Directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the Board of Directors is expected to take into account a number of factors, including capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. We cannot assure you that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Q. How will the shares of PSB Financial, Inc. trade? A. We expect that the common stock sold in the offering will be quoted on the OTCQB Market operated by OTC Markets Group. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell PSB Financial, Inc. common stock. Q. If I purchase shares in the offering, when will I receive my shares? A. All shares of PSB Financial, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent Continental Stock Transfer & Trust Company, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering and conversion, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agent.

PSB-PF IMPORTANT NOTICE IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU. THEY DO NOT DUPLICATE EACH OTHER! THANK YOU! Questions? Call our Information Centerat 1-877-821-5775 from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays. This fl yer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.

YOUR VOTE IS IMPORTANT! PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” A CONVERSION AND PLAN OF CONVERSION. Not voting has the same effect as voting “against” a conversion and plan of conversion. Voting does not obligate you to purchase common stock in the stock offering. The conversion is a legal reorganization that will alter our corporate form of organization, but not our business relationships. All banking operations previously conducted by Pioneer Federal will be conducted through Pioneer State Bank. Pioneer Federal’s current Board of Directors, management and employees will continue to serve in the same role at Pioneer State Bank. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! QUESTIONS? Please call our Information Center at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays. PSB-PG1

PSB-PG2 HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. If you are unsure whether you voted, please vote the enclosed replacement proxy card. Your vote will not be counted twice. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” A CONVERSION AND PLAN OF CONVERSION. Not voting has the same effect as voting “against” a conversion and plan of conversion. Voting does not obligate you to purchase shares of common stock during the stock offering, nor does it affect your Pioneer Federal Savings and Loan Association deposit accounts or loans. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! QUESTIONS? Please call our Information Center at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays.

PSB-PG3 YOUR VOTE IS IMPORTANT! Not voting has the same effect as voting “against” a conversion and plan of conversion. IN ORDER TO IMPLEMENT A CONVERSION AND PLAN OF CONVERSION, WE MUST OBTAIN THE APPROVAL OF OUR VOTING MEMBERS. Please disregard this notice if you have already voted. If you are unsure whether you voted, Vote the enclosed replacement Proxy Card. Your vote will not be counted twice! IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! Please note: The account number, amount, interest rate and withdrawal rights of deposit accounts and the terms and interest rate of loans will remain unchanged at Pioneer State Bank after the conversion. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limit, without interruption. Voting does not obligate you to purchase common stock in the stock offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday, except bank holidays.

MARKETING MATERIALS prepared for: Pioneer Federal Savings and Loan Association FULL CONVERSION March 2026

Pioneer Federal Savings and Loan Association Full Conversion Transaction Marketing Materials TABLE OF CONTENTS These documents (non-typeset) are included behind this table of contents. All other documents (typeset) are included in the accompanying email enclosure. LETTERS Subscription and Community Offering Stock Order Acknowledgment Letter Final Reminder Proxygram (if needed) ADVERTISEMENTS/SIGNS Branch Lobby Poster – Vote Branch Lobby Poster – Buy (Optional) Final Branch Lobby Poster (if needed) Bank Statement Enclosure – Vote Reminder Slip (Optional) Bank Website Vote Reminder Notice (Optional) Bank Website Voting Link (Optional) Email Vote Reminder (Optional) Recorded Message to High Vote Customers Tombstone Newspaper Advertisement (Optional) ________________________________

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGMENT LETTER [PSB Financial, Inc. Letterhead] [Imprinted with Name & Address of Subscriber] Date STOCK ORDER ACKNOWLEDGMENT This letter is to acknowledge receipt of your stock order form, together with full payment, to purchase common stock offered by PSB Financial, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion, as well as other conditions and limitations described in the PSB Financial, Inc. Prospectus dated March 16, 2026. Refer to pages 104–105 of the PSB Financial, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below. Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/ Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #: Other Order Information Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below) Offering Category Descriptions: SUBSCRIPTION OFFERING • Members of Pioneer Federal with at least $50 on deposit as of the close of business on June 30, 2024; • Pioneer State Bank’s employee stock ownership plan; • Members of Pioneer Federal with at least $50 on deposit as of the close of business on December 31, 2025; and • Other members of Pioneer Federal who do not qualify in a higher priority as of the close of business on March 5, 2026. COMMUNITY OFFERING • Residents in Beaverhead and Powell Counties, Montana; and • General Public. Thank you for your order, PSB FINANCIAL, INC. STOCK INFORMATION CENTER 1-877-821-5775.

FINAL REMINDER PROXYGRAM (if needed) [Pioneer Federal Savings and Loan Association Letterhead] (Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown — or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.) Dear Depositor, WE REQUEST YOUR VOTE. Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION. IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED: Please take a few minutes to call the number shown below. A representative of Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote. If you are unsure whether you voted, don’t worry. Your vote will not be counted twice. VOTING HOTLINE: Laurel Hill Advisory Group (___) ___-____ DAYS/HOURS: Monday – Friday 7:00 a.m. to 4:00 p.m., Mountain time I appreciate your participation. Sincerely, Phillip K. Willett President and Chief Executive Officer

BRANCH LOBBY POSTER – VOTE (This notice should be printed by Pioneer Federal Savings and Loan Association and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch.) HAVE YOU VOTED YET? We would like to remind eligible depositors to vote on the plan of conversion. ✓ After the conversion, Pioneer Federal Savings and Loan Association will be known as Pioneer State Bank. However, our staff and your account relationships with us will otherwise remain unchanged. ✓ Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption. ✓ Voting does not obligate you to purchase shares of common stock in the stock offering. Your Board of Directors unanimously recommends that you join them in voting “FOR” the plan of conversion. If you have questions about voting, call our Information Center, at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Monday through Friday. Our Information Center is closed on bank holidays. [Pioneer Federal Savings and Loan Association Logo] This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.

BRANCH LOBBY POSTER – BUY (Optional) ****************************** THE STOCK OFFERING EXPIRES APRIL 21, 2026 We are conducting an offering of shares of our common stock UP TO 1,495,000 SHARES COMMON STOCK (subject to increase to 1,719,250 shares) $10.00 Per Share THIS OFFERING EXPIRES AT 12:00 NOON, MOUNTAIN TIME, ON APRIL 21, 2026 ****************************** If you have questions about the stock offering, call our Stock Information Center, at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Monday through Friday. Our Stock Information Center is closed on bank holidays. [PSB Financial, Inc. Logo] This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.

FINAL BRANCH LOBBY POSTER (if needed) [To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.] PLEASE VOTE NOW!!! YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE. TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE: Take a minute to call Laurel Hill Advisory Group, our Independent Voting Agent, at (___) ___-____, Monday through Friday, 7:00 a.m. to 4:00 p.m. If you are unsure whether you voted, please call. Your vote will not be counted twice! YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. THANK YOU! [Pioneer Federal Savings and Loan Association Bank Logo] This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.

BANK STATEMENT ENCLOSURE – VOTE REMINDER SLIP (Optional) You may have received a large white envelope containing a Proxy Card to be used to cast your vote on the plan of conversion. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, at 1- 877-821-5775, Monday through Friday, from 9:00 a.m. to 3:00 p.m., Mountain time. Our Information Center is closed on bank holidays. [Pioneer Federal Savings and Loan Association Logo]

BANK WEBSITE VOTE REMINDER NOTICE (Optional) HAVE YOU VOTED YET? YOUR VOTE IS IMPORTANT! Eligible depositors as of March 5, 2026 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding the plan of conversion. If you received Proxy Cards but have not voted, please vote by following the telephone or Internet voting instructions on the Proxy Card or by mail. We hope that you will vote “FOR” the plan of conversion as unanimously recommended by our Board of Directors. If you have questions about voting, please call our Information Center, at 1-877-821-5775, Monday through Friday, from 9:00 a.m. to 3:00 p.m., Mountain time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK (Optional) HAVE YOU VOTED YET? Eligible depositors as of March 5, 2026 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding the plan of conversion. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site. VOTE HERE NOW: myproxyvotecounts.com Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

EMAIL VOTE REMINDER (Optional) (Email reminder is sent after the initial mailing, but before most people will have discarded materials.) HAVE YOU VOTED YOUR PROXY CARDS? YOUR VOTE IS IMPORTANT TO US! As a Pioneer Federal Savings and Loan Association depositor at the close of business on March 5, 2026, you recently were sent a large white envelope containing proxy materials requesting your vote on the plan of conversion. If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, by Internet or by mail. Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. _________________ Do you have questions? Please call our Information Center, at 1-877-821-5775, Monday through Friday, from 9:00 a.m. to 3:00 p.m., Mountain time. Our Information Center is closed on bank holidays. We appreciate your participation. {Pioneer Federal Savings and Loan Association Logo}

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS (This automatic dial message, meant to encourage eligible depositors to open offering/proxy packages, will be used one time — immediately after the initial packages are mailed.) “Hello - This is Phillip Willett, President & Chief Executive Officer of Pioneer Federal Savings and Loan Association calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about the proposed conversion, stock offering and related materials. These materials request your vote on items of importance to our bank and our valued depositors. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions. Thank you for voting. We appreciate your business and look forward to continuing to serve you as a depositor of Pioneer Federal Savings and Loan Association.”

TOMBSTONE NEWSPAPER ADVERTISEMENT (Optional) [Newspaper ads may be appropriate for some, not all, market areas.] PSB FINANCIAL, INC. [LOGO] Proposed Stock Holding Company for Pioneer Federal Savings and Loan Association UP TO 1,495,000 SHARES COMMON STOCK (subject to increase to 1,719,250 shares) $10.00 Per Share Purchase Price PSB Financial, Inc. is conducting an offering of its common stock. Shares may be purchased directly from PSB Financial, Inc., without sales commission, during the offering period. This offering expires at 12:00 noon, Mountain time, on April 21, 2026. To receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, at 1-877-821-5775, from 9:00 a.m. to 3:00 p.m., Mountain time, Monday through Friday. Our Stock Information Center is closed on bank holidays. This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agent.